Exhibit 10.4

LDR HOLDING CORPORATION

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of LDR Holding Corporation (the “Corporation”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price:	per share

Number of Option Shares:	shares of Common Stock

Expiration Date:

Type of Option:	Incentive Stock Option

Non-Statutory Stock Option

Date Exercisable: Immediately Exercisable

Vesting Schedule:

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the LDR Holding Corporation 2007 Stock Option/Stock Issuance Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A and the Code Section 409A Waiver and Release attached hereto as Schedule B. Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit C. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit D.

REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

At Will Employment. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation

(or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:                     ,

LDR HOLDING CORPORATION

By:

Title:

OPTIONEE

Address:

Attachments:

Exhibit A - Stock Option Agreement

Exhibit B - Code Section 409A Waiver and Release

Exhibit C - Stock Purchase Agreement

Exhibit D - 2007 Stock Option/Stock Issuance Plan

EXHIBIT A

STOCK OPTION AGREEMENT

LDR Holding Corporation

STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

Limited Transferability.

1. This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

2. If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime to one or more of Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

3. Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

4. Should Optionee die while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or, if applicable, the person to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3 shall have the right to exercise this option. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

5. Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

Note: Exercise of this option on a date later than three (3) months following cessation of Service due to Disability will result in loss of favorable Incentive Option treatment, unless such Disability constitutes Permanent Disability. In the event that Incentive Option treatment is not available, this option will be taxed as a Non-Statutory Option upon exercise.

6. During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee’s cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6. No additional Option Shares shall vest, whether pursuant to the normal Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6, following Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised.

7. Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

Change in Control.

8. Should a Change in Control occur during Optionee’s period of Service, then the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Option Shares as fully vested shares and may be exercised for any or all of those Option Shares as vested shares. However, the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction and the Corporation’s repurchase rights with respect to the unvested Option Shares are assigned to such successor corporation (or parent thereof) or otherwise continued in effect or (ii) this option is to be replaced with a cash retention program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Change in Control (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout of that spread in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice.

9. Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

10. If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent that the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

11. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Adjustment in Option Shares. In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Corporation’s receipt of consideration, then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

Manner of Exercising Option.

12. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

a) Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which the option is exercised.

b) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

i) cash or check made payable to the Corporation; or

ii) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14.

Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

iii) in shares of Common Stock valued at Fair Market Value on the Exercise Date and held by Optionee (or any other person or persons exercising the option) for the period (if any) necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes; or

iv) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

c) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

d) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of applicable securities laws.

e) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

13. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

14. In no event may this option be exercised for any fractional shares.

REPURCHASE RIGHTS. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE CORPORATION AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

Compliance with Laws and Regulations.

15. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

16. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

Financing. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note bearing interest at a market rate and secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas without resort to that State’s conflict-of-laws rules.

Stockholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

17. This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

18. This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 18(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Change in Control in which this option is not to be assumed or otherwise continued in effect, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

19. Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Option Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporation shall mean LDR Holding Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of LDR Holding Corporation which shall by appropriate action assume this option.

G. Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

K. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

M. Family Member shall mean any of the following members of the Optionee’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

N. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

O. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

P. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

R. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

S. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T. Option Shares shall mean the number of shares of Common Stock subject to the option.

U. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

V. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W. Plan shall mean the Corporation’s 2007 Stock Option/Stock Issuance Plan.

X. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Y. Purchase Agreement shall mean the stock purchase agreement in substantially the form of Exhibit B to the Grant Notice.

Z. Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though Optionee may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which the Option (if designated as an Incentive Option in the Grant Notice) may be exercised as such an Incentive Option under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period Optionee is on a leave of absence.

AA. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

BB. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CC. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

EXHIBIT B

CODE SECTION 409A WAIVER AND RELEASE

LDR HOLDING CORPORATION

CODE SECTION 409A WAIVER AND RELEASE

THIS WAIVER AND RELEASE made as of this      day of             , 20    , by «name», the holder of a stock option under the Corporation’s 2007 Stock Option/Stock Issuance Plan.

All capitalized terms in this Waiver shall have the meaning assigned to them in the attached Appendix.

Optionee hereby agrees and acknowledges that the Corporation’s Board has taken reasonable steps to value the Common Stock and to set the Exercise Price at the Fair Market Value per share of Common Stock on the Grant Date so that the Option will not be treated as an item of deferred compensation subject to Code Section 409A. However, because the Common Stock is not readily tradable on an established securities market, there can be no assurance that the Exercise Price is at least equal to the Fair Market Value per share of Common Stock on the Grant Date. Were the Internal Revenue Service to conclude that the Exercise Price is in fact less than such Fair Market Value and that the Option is accordingly subject to Code Section 409A, then Optionee would be subject the following adverse tax consequences:

(i) As the Option vests in accordance with the Vesting Schedule, Optionee would immediately recognize taxable income for federal income tax purposes equal to the amount by which the Fair Market Value of the Option Shares which vest at that time exceeds the Exercise Price payable for those shares. The Corporation would also have to collect from Optionee the federal income and employment taxes which must be withheld on that income. Taxation would occur in this manner even though the Option remains unexercised.

(ii) Optionee may also be subject to additional income taxation and withholding taxes on any subsequent increases to the Fair Market Value of the Option Shares purchasable under the vested Option until the Option is exercised or cancelled as to those Option Shares.

(iii) In addition to normal income taxes payable as the Option vests, Optionee would also be subject to an additional tax penalty equal to 20% of the amount of income Optionee recognizes under Code Section 409A when the Option vests and may also be subject to such penalty as the underlying Option Shares subsequently increase in Fair Market Value over the period the Option continues to remain outstanding.

(iv) There will also be interest penalties if the resulting taxes are not paid on a timely basis.

Optionee hereby further agrees and acknowledges that Optionee will incur the same tax consequences, including (without limitation) a second 20% penalty tax, under California income tax laws if Optionee is a resident of the State of California or is otherwise subject to California income taxation. If the Optionee is a resident of any other State, he or she accepts the risk of any unfavorable tax consequences under the laws of that State applicable to options granted with an Exercise Price less than the Fair Market Value of the Option Shares on the Grant Date.

Optionee hereby agrees to bear the entire risk of such adverse federal and State tax consequences in the event the Option is deemed to be subject to Code Section 409A and hereby knowingly and voluntarily, in consideration for the grant of the Option, waives and releases any and all claims or causes of action that Optionee might otherwise have against the Corporation and/or the Board, officers, employees or stockholders arising from or relating to the tax treatment of the Option under Code Section 409A and the corresponding provisions of any applicable State income tax laws (including, without limitation, California income tax laws) and shall not seek any indemnification or other recovery of damages against the Corporation and/or the Board, officers, employees or stockholders with respect to any adverse federal and State tax consequences or other related costs and expenses Optionee may in fact incur under Code Section 409A (or the corresponding provisions of State income tax laws) as a result of the Option.

IN WITNESS WHEREOF, the undersigned Optionee has executed this Waiver on the date and year first indicated above.

OPTIONEE

Address:

APPENDIX

The following definitions shall be in effect under the Waiver:

A. Board shall mean the Corporation’s Board of Directors.

B. Code shall mean the Internal Revenue Code of 1986, as amended.

C. Common Stock shall mean the Corporation’s common stock.

D. Corporation shall mean LDR Holding Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of LDR Holding Corporation which shall by appropriate action adopt the Plan.

E. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

F. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

G. Grant Date shall mean the date of grant of the Option as specified in the Grant Notice.

H. Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Waiver, pursuant to which Optionee has been informed of the basic terms of the Option evidenced hereby.

I. Option shall mean the option awarded in the Grant Notice.

J. Option Shares shall mean the number of shares of Common Stock subject to the Option.

K. Optionee shall mean the person to whom the Option is granted as specified in the Grant Notice.

L. Plan shall mean the Corporation’s 2007 Stock Option/Stock Issuance Plan.

M. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

N. Waiver shall mean this Code Section 409A Waiver and Release.

EXHIBIT C

STOCK PURCHASE AGREEMENT

LDR HOLDING CORPORATION

STOCK PURCHASE AGREEMENT

AGREEMENT made this      day of             , 20     by and between LDR Holding Corporation, a Delaware corporation, and              Optionee under the Corporation’s 2007 Stock Option/Stock Issuance Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

A.	EXERCISE OF OPTION

1. Exercise. Optionee hereby purchases                  shares of Common Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted Optionee on                  (the “Grant Date”) to purchase up to                  shares of Common Stock (the “Option Shares”) under the Plan at the exercise price of                  per share (the “Exercise Price”).

2. Payment. Concurrently with the delivery of this Agreement to the Corporation, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise, together with a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Purchased Shares.

3. Stockholder Rights. Until such time as the Corporation exercises the Repurchase Right or the First Refusal Right, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Articles B and C.

B.	SECURITIES LAW COMPLIANCE

1. Restricted Securities. The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by SEC Rule 701 for stock issuances under compensatory benefit plans such as the Plan. Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is acquiring the Purchased Shares for investment purposes only and not with a view to resale and is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

2. Restrictions on Disposition of Purchased Shares. Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(i) Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.

(ii) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(iii) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (a) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

3. Restrictive Legends. The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

“The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a ‘no action’ letter of the Securities and Exchange Commission with respect to such sale or offer or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer.”

“The shares represented by this certificate are subject to certain repurchase rights and rights of first refusal granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated                     , 20     between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation’s principal corporate offices.”

C.	TRANSFER RESTRICTIONS

1. Restriction on Transfer. Except for any Permitted Transfer, Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Repurchase Right. In addition, Purchased Shares which are released from the Repurchase Right shall not be transferred, assigned, encumbered or otherwise disposed of in contravention of the First Refusal Right or the Market Stand-Off.

2. Transferee Obligations. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right, (ii) the First Refusal Right and (iii) the Market Stand-Off, to the same extent such shares would be so subject if retained by Optionee.

3. Market Stand-Off.

a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days, and the Market Stand-Off shall in no event be applicable to any underwritten public offering effected more than two (2) years after the effective date of the Corporation’s initial public offering.

b) Owner shall be subject to the Market Stand-Off provided and only if the officers and directors of the Corporation are also subject to similar restrictions.

c) Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

d) In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

D.	REPURCHASE RIGHT

1. Grant. The Corporation is hereby granted the right (the “Repurchase Right”), exercisable at any time during the sixty (60)-day period following the date Optionee ceases for any reason to remain in Service or (if later) during the sixty (60)-day period following the execution date of this Agreement, to repurchase at the Repurchase Price any or all of the Purchased Shares in which Optionee is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule applicable to those shares or the special vesting acceleration provisions of Paragraph D.6 of this Agreement (such shares to be hereinafter referred to as the “Unvested Shares”).

2. Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares prior to the expiration of the sixty (60)-day exercise period. The notice shall indicate the number of Unvested Shares to be repurchased, the Repurchase Price to be paid per share and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. The certificates representing the Unvested Shares to be repurchased shall be delivered to the Corporation on the closing date specified for the repurchase. Concurrently with the receipt of such stock certificates, the Corporation shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Repurchase Price for the Unvested Shares which are to be repurchased from Owner.

3. Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Paragraph D.2. In addition, the Repurchase Right shall terminate and cease to be exercisable with respect to any and all Purchased Shares in which Optionee vests in accordance with the Vesting Schedule. All Purchased Shares as to which the Repurchase Right lapses shall, however, remain subject to (i) the First Refusal Right and (ii) the Market Stand-Off.

4. Aggregate Vesting Limitation. If the Option is exercised in more than one increment so that Optionee is a party to one or more other Stock Purchase Agreements (the “Prior Purchase Agreements”) which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, in accordance with the Vesting Schedule, had all the Purchased Shares (including those acquired under the Prior Purchase Agreements) been acquired exclusively under this Agreement.

5. Recapitalization. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder, but only to the extent the Purchased Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Purchased Shares subject to this Agreement and to the Repurchase Price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such Recapitalization upon the Corporation’s capital structure; provided, however, that the aggregate Repurchase Price shall remain the same.

6. Change in Control.

a) The Repurchase Right shall automatically terminate in its entirety, and all the Purchased Shares shall vest in full, immediately prior to the consummation of any Change in Control, except to the extent the Repurchase Right is to be assigned to the successor entity in such Change in Control or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

b) To the extent the Repurchase Right remains in effect following a Change in Control, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Purchased Shares in consummation of the Change in Control, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall be made to the Repurchase Price per share payable upon exercise of the Repurchase Right to reflect the effect (if any) of the Change in Control upon the Corporation’s capital structure; provided, however, that the aggregate Repurchase Price shall remain the same. The new securities or other property (including any cash payments) issued or distributed with respect to the Purchased Shares in consummation of the Change in Control shall be immediately deposited in escrow with the Corporation (or the successor entity) and shall not be released from escrow until Optionee vests in such securities or other property in accordance with the same Vesting Schedule in effect for the Purchased Shares.

E.	RIGHT OF FIRST REFUSAL

1. Grant. The Corporation is hereby granted the right of first refusal (the “First Refusal Right”), exercisable in connection with any proposed transfer of the Purchased Shares in which Optionee has vested in accordance with the provisions of Article D. For purposes of this Article E, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any Permitted Transfer.

2. Notice of Intended Disposition. In the event any Owner of Purchased Shares in which Optionee has vested desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter referred to as the “Target Shares”), Owner shall promptly (i) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Articles B and C.

3. Exercise of the First Refusal Right. The Corporation shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice; and at such time the certificates representing the Target Shares shall be delivered to the Corporation.

Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Corporation. The closing shall then be held on the later of (i) the fifth (5th) business day following delivery of the Exercise Notice or (ii) the fifth (5th) business day after such valuation shall have been made.

4. Non-Exercise of the First Refusal Right. In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five (25)-day exercise period, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Articles B and C. The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Article B and Paragraph C.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

5. Partial Exercise of the First Refusal Right. In the event the Corporation makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) business days after Owner’s receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

i) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Paragraph E.4, as if the Corporation did not exercise the First Refusal Right; or

ii) sale to the Corporation of the portion of the Target Shares which the Corporation has elected to purchase, such sale to be effected in substantial conformity with the provisions of Paragraph E.3. The First Refusal Right shall continue to be applicable to any subsequent disposition of the remaining Target Shares until such right lapses.

Owner’s failure to deliver timely notification to the Corporation shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (i) above.

6. Recapitalization/Reorganization.

a) Any new, substituted or additional securities or other property which is by reason of any Recapitalization distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right, but only to the extent the Purchased Shares are at the time covered by such right.

b) In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.

7. Lapse. The First Refusal Right shall lapse upon the earliest to occur of (i) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (ii) a determination made by the Board that a public market exists for the outstanding shares of Common Stock or (iii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least twenty million dollars ($20,000,000). However, the Market Stand-Off shall continue to remain in full force and effect following the lapse of the First Refusal Right.

F.	SPECIAL TAX ELECTION

The acquisition of the Purchased Shares may result in adverse tax consequences which may be avoided or mitigated by filing an election under Code Section 83(b). Such election must be filed within thirty (30) days after the date of this Agreement. A description of the tax consequences applicable to the acquisition of the Purchased Shares and the form for making the Code Section 83(b) election are set forth in Exhibit II. OPTIONEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION. OPTIONEE ACKNOWLEDGES THAT IT IS OPTIONEE’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF OPTIONEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

G.	GENERAL PROVISIONS

1. Assignment. The Corporation may assign the Repurchase Right and/or the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

2. At Will Employment. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

3. Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

4. No Waiver. The failure of the Corporation in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5. Cancellation of Shares. If the Corporation shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

H.	MISCELLANEOUS PROVISIONS

1. Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

2. Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without resort to that State’s conflict-of-laws rules.

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

LDR HOLDING CORPORATION

By:

Title:

Address:

OPTIONEE

Address:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Optionee has read and hereby approves the foregoing Stock Purchase Agreement. In consideration of the Corporation’s granting Optionee the right to acquire the Purchased Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to purchase any Purchased Shares in which Optionee is not vested at time of his or her cessation of Service.

OPTIONEE’S SPOUSE

Address:

EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED                      hereby sell(s), assign(s) and transfer(s) unto LDR Holding Corporation (the “Corporation”),                      (                ) shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No.                      herewith and do(es) hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

Signature

Instruction: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Corporation to exercise the Repurchase Right without requiring additional signatures on the part of Optionee.

EXHIBIT II

FEDERAL INCOME TAX CONSEQUENCES AND

SECTION 83(b) TAX ELECTION

I. Federal Income Tax Consequences and Section 83(b) Election For Exercise of Non-Statutory Option. If the Purchased Shares are acquired pursuant to the exercise of a Non-Statutory Option, as specified in the Grant Notice, then under Code Section 83, the excess of the Fair Market Value of the Purchased Shares on the date any forfeiture restrictions applicable to such shares lapse over the Exercise Price paid for those shares will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. However, Optionee may elect under Code Section 83(b) to be taxed at the time the Purchased Shares are acquired, rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of the Agreement. Even if the Fair Market Value of the Purchased Shares on the date of the Agreement equals the Exercise Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as part of this exhibit. FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY OPTIONEE AS THE FORFEITURE RESTRICTIONS LAPSE.

II. Federal Income Tax Consequences and Conditional Section 83(b) Election For Exercise of Incentive Option. If the Purchased Shares are acquired pursuant to the exercise of an Incentive Option, as specified in the Grant Notice, then the following tax principles shall be applicable to the Purchased Shares:

(i) For regular tax purposes, no taxable income will be recognized at the time the Option is exercised.

(ii) The excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares will be includible in Optionee’s taxable income for alternative minimum tax purposes.

(iii) If Optionee makes a disqualifying disposition of the Purchased Shares, then Optionee will recognize ordinary income in the year of such disposition equal in amount to the excess of (a) the Fair Market Value of the Purchased Shares on the date the Option is exercised or (if later) on the date any forfeiture restrictions applicable to the Purchased Shares lapse over (b) the Exercise Price paid for the Purchased Shares. Any additional gain recognized upon the disqualifying disposition will be either short-term or long-term capital gain depending upon the period for which the Purchased Shares are held prior to the disposition.

(iv) For purposes of the foregoing, the term “forfeiture restrictions” will include the right of the Corporation to repurchase the Purchased Shares pursuant to the Repurchase Right. The term “disqualifying disposition” means any sale or other disposition1 of the Purchased Shares within two (2) years after the Grant Date or within one (1) year after the exercise date of the Option.

(v) The Code Section 83(b) election will be effective in limiting the Optionee’s alternative minimum taxable income to the excess of the Fair Market Value of the Purchased Shares at the time the Option is exercised over the Exercise Price paid for those shares.

Page 2 of the attached form for making the election should be filed with any election made in connection with the exercise of an Incentive Option.

[1]	Generally, a disposition of shares purchased under an Incentive Option includes any transfer of legal title, including a transfer by sale, exchange or gift, but does not include a transfer to the Optionee’s spouse, a transfer into joint ownership with right of survivorship if Optionee remains one of the joint owners, a pledge, a transfer by bequest or inheritance or certain tax-free exchanges permitted under the Code.

SECTION 83(b) ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Taxpayer Ident. No.:

(2)	The property with respect to which the election is being made is shares of the common stock of LDR Holding Corporation

(3)	The property was issued on , .

(4)	The taxable year in which the election is being made is the calendar year .

(5)	The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the lower of the purchase price paid per share or the fair market value per share, if for any reason taxpayer’s service with the issuer terminates. The issuer’s repurchase right will lapse in a series of annual and monthly installments over a four (4)-year period ending on , 20 .

(6)	The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

(7)	The amount paid for such property is $ per share.

(8)	A copy of this statement was furnished to LDR Holding Corporation for whom taxpayer rendered the services underlying the transfer of property.

(9)	This statement is executed on , .

Spouse (if any)	Taxpayer

This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Purchase Agreement. This filing should be made by registered or certified mail, return receipt requested. Optionee must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.

The property described in the above Section 83(b) election is comprised of shares of common stock acquired pursuant to the exercise of an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”). Accordingly, the purpose of this election is to have the alternative minimum taxable income attributable to the purchased shares measured by the amount by which the fair market value of such shares at the time of their transfer to the Taxpayer exceeds the purchase price paid for the shares. In the absence of this election, such alternative minimum taxable income would be measured by the spread between the fair market value of the purchased shares and the purchase price which exists on the various lapse dates in effect for the forfeiture restrictions applicable to such shares.

THIS PAGE 2 IS TO BE ATTACHED TO ANY SECTION 83(b) ELECTION FILED IN CONNECTION WITH THE EXERCISE OF AN INCENTIVE STOCK OPTION UNDER THE FEDERAL TAX LAWS.

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Purchase Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporation shall mean LDR Holding Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of LDR Holding Corporation which shall by appropriate action adopt the Plan.

G. Disposition Notice shall have the meaning assigned to such term in Paragraph E.2.

H. Exercise Price shall have the meaning assigned to such term in Paragraph A.1.

I. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

J. Family Member shall mean any of the following members of the Optionee’s family: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

K. First Refusal Right shall mean the right granted to the Corporation in accordance with Article E.

L. Grant Date shall have the meaning assigned to such term in Paragraph A.1.

M. Grant Notice shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

N. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

O. Market Stand-Off shall mean the market stand-off restriction specified in Paragraph C.3.

P. 1933 Act shall mean the Securities Act of 1933, as amended.

Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S. Option shall have the meaning assigned to such term in Paragraph A.1.

T. Option Agreement shall mean all agreements and other documents evidencing the Option.

U. Optionee shall mean the person to whom the Option is granted under the Plan.

V. Owner shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

W. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X. Permitted Transfer shall mean (i) a gratuitous transfer of the Purchased Shares to one or more of the Optionee’s Family Members or to a trust established for Optionee or one or more such Family Members, provided and only if Optionee obtains the Corporation’s prior written consent to such transfer, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or (iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

Y. Plan shall mean the Corporation’s 2007 Stock Option/Stock Issuance Plan.

Z. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

AA. Prior Purchase Agreement shall have the meaning assigned to such term in Paragraph D.4.

BB. Purchased Shares shall have the meaning assigned to such term in Paragraph A.1.

CC. Recapitalization shall mean any of the following transactions affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Corporation’s receipt of consideration.

DD. Reorganization shall mean any of the following transactions:

(i) a merger or consolidation in which the Corporation is not the surviving entity,

(ii) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

(iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

EE. Repurchase Price shall mean the lower of (i) the Exercise Price or (ii) the Fair Market Value per share of Common Stock on the date of Optionee’s cessation of Service.

FF. Repurchase Right shall mean the right granted to the Corporation in accordance with Article D.

GG. SEC shall mean the Securities and Exchange Commission.

HH. Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation. However, except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee is on a leave of absence.

II. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

JJ. Target Shares shall have the meaning assigned to such term in Paragraph E.2.

KK. Unvested Shares shall have the meaning assigned to such term in Paragraph D.1.

LL. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

EXHIBIT D

2007 STOCK OPTION/STOCK ISSUANCE PLAN

LDR HOLDING CORPORATION

2007 STOCK OPTION/STOCK ISSUANCE PLAN

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2007 Stock Option/Stock Issuance Plan is intended to promote the interests of LDR Holding Corporation, a Delaware corporation, by providing eligible persons in the Corporation’s employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into two (2) separate equity programs:

(i) the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary) or pursuant to restricted stock units or other share right awards which vest upon the completion of designated service periods or the attainment of pre-established performance milestones.

B. The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option grant or stock issuance thereunder.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Plan are as follows:

(i) Employees,

(ii) non-employee members of the Board or the non-employee members of the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. The Plan Administrator shall have full authority to determine, (i) with respect to the grants made under the Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (ii) with respect to stock issuances or option stock-based awards under the Stock Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the applicable vesting schedule and the cash consideration (if any) to be paid by the Participant for such shares.

C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 2,632,324 shares.

B. Shares of Common Stock subject to outstanding options, restricted stock units or share right awards shall be available for subsequent issuance under the Plan to the extent (i) those options, units or awards expire, terminate or are cancelled for any reason prior to the issuance of the underlying shares of Common Stock or (ii) such options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at a price per share not greater than the option exercise or direct issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

C. In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the outstanding Common Stock without the Corporation’s receipt of consideration, then equitable adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option and (iii) the number and/or class of securities subject to each outstanding restricted stock unit or other share right award and the issue price (if any) payable per share. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits thereunder, and those adjustments shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price may also be paid as follows:

(i) in shares of Common Stock valued at Fair Market Value on the Exercise Date and held for the period (if any) necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes, or

(ii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (A) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on the settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months from the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(ii) Should Optionee’s Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months from the date of such cessation of Service during which to exercise each outstanding option held by such Optionee.

(iii) If the Optionee dies while holding an outstanding option, then the personal representative of his or her estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the Optionee’s designated beneficiary or beneficiaries of that option shall have a twelve (12)-month period from the date of the Optionee’s death to exercise such option.

(iv) Under no circumstances, however, shall any such option be exercisable after the specified expiration of the option term.

(v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of Vested Shares for which the option is exercisable on the date of the Optionee’s cessation of Service. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding.

(vi) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while holding one or more outstanding options under the Plan, then all those options shall terminate immediately and cease to remain outstanding.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following Optionee’s cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the recordholder of the purchased shares.

E. Unvested Shares. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of Optionee’s cessation of Service. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

G. Limited Transferability of Options. An Incentive Stock Option shall be exercisable only by the Optionee during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death. A Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more of the Optionee’s Family Members or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Statutory Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under the Plan, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Exercise Price. If the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date.

C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted, except to the extent otherwise provided under applicable law or regulation.

D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the option term shall not exceed five (5) years measured from the option grant date.

III.	CHANGE IN CONTROL

A. The shares subject to each option outstanding under the Plan at the time of a Change in Control shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, the shares subject to an outstanding option shall not vest on such an accelerated basis if and to the extent: (i) such option is assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction and any repurchase rights of the Corporation with respect to the unvested option shares are concurrently assigned to such successor corporation (or parent thereof) or otherwise continued in effect or (ii) such option is to be replaced with a cash retention program of the Corporation or any successor corporation which preserves the spread existing on the unvested option shares at the time of the Change in Control (the excess of the Fair Market Value of those shares over the aggregate exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule applicable to those unvested option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control, had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

E. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure one or more options so that those options shall automatically accelerate and vest in full (and any repurchase rights of the Corporation with respect to the unvested shares subject to those options shall immediately terminate) upon the occurrence of a Change in Control, whether or not those options are to be assumed in the Change in Control or otherwise continued in effect.

F. The Plan Administrator shall also have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure such option so that the shares subject to that option will automatically vest on an accelerated basis should the Optionee’s Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which the option is assumed or otherwise continued in effect and the repurchase rights applicable to those shares do not otherwise terminate. Any option so accelerated shall remain exercisable for the fully-vested option shares until the expiration or sooner termination of the option term. In addition, the Plan Administrator may provide that one or more of the Corporation’s outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall accordingly vest at that time.

G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

H. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

A. Issue Price.

1. The issue price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issue date.

2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation,

(ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii) any other valid consideration under the Delaware General Corporation Law.

B. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units which entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any stockholder rights with respect to the share of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of Participant’s cessation of Service and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares by the applicable clause (i) or (ii) amount.

5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding share right awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied.

C. First Refusal Rights. Until such time as the Common Stock is first registered under Section 12 of the 1934 Act, the Corporation shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Stock Issuance Program. Such right of first refusal shall be exercisable in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

II.	CHANGE IN CONTROL

A. Upon the occurrence of a Change in Control, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

B. Each restricted stock unit or share right award outstanding at the time of a Change in Control shall be assumable by the successor corporation (or parent thereof) or may otherwise be continued in effect pursuant to the terms of such Change in Control Transaction. Each restricted stock unit or share right award which is so assumed or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments shall also be made to the cash consideration (if any) price payable per share under each outstanding restricted stock unit or share right award, provided the aggregate cash consideration payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding restricted stock units or share right awards, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction. If any such restricted stock unit or share right award is not so assumed or otherwise continued in effect, or if such unit or award is not replaced with a cash retention award which preserves the Fair Market Value of the Common Stock underlying that unit or award at the time of the Change in Control and provides for subsequent payout of that dollar amount in accordance with the vesting schedule in effect for such unit or award at the time of the Change in Control, then such unit or award shall vest, and the shares of Common Stock subject to such unit or award shall become issuable, immediately prior to the consummation of the Change in Control.

C. The Plan Administrator shall have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control transaction.

III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

MISCELLANEOUS

I.	FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse promissory note payable in one or more installments which bears interest at a market rate and is secured by the purchased shares. In no event, however, may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any applicable income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.	EFFECTIVE DATE AND TERM OF PLAN

A. The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. All options and unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those options or issuances.

III.	AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

B. Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.	WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

VI.	REGULATORY APPROVALS

The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or (ii) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

VII.	NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.	LIMITATION ON CALIFORNIA AWARDS

A. Scope of Limitation. This Section VIII will apply to an option grant or stock issuances or other stock-based award only if such grant, or stock issuances or award is made to an Optionee or Participant who resides in the State of California.

B. Ten Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding capital stock of the Corporation, its Parent or any of its Subsidiaries, and to whom this Section VIII applies, will not be eligible for an option grant, issuance and award under the Plan unless the exercise price or purchase price of the grant, issuance or other award is at least 110% of the Fair Market Value of a share of Common Stock on the date of grant, issuance or award.

C. Minimum Vesting of Awards. In the case of an Optionee or Participant to whom this Section VIII applies who is not an officer, director or independent advisor of the Corporation, an option, stock issuance or other stock-based award (to the extent applicable) will become vested and exercisable at least as rapidly as 20% per year over the five-year period commencing on the date of grant, issuance or award. In addition, any right to repurchase a Participant’s Common Stock under an option, issuance or other award at the original exercise price or purchase price (if any) upon termination of the Optionee’s or Participant’s service will (a) lapse at least as rapidly as 20% per year over the five-year period commencing on the date of grant of the option, issuance or other award, (b) be exercised only for cash or for cancellation of indebtedness incurred in purchasing the Common Stock and (c) be exercised only within 90 days after the termination of the Optionee’s or Participant’s service.

D. Financial Reports. The Corporation each year will furnish to Optionees and Participants subject to this Section VIII who have received an option grant, stock issuance or other stock-based award under the Plan its balance sheet and income statement, unless such Optionees and Participants are key Employees whose duties with the Corporation assure them access to equivalent information.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Board shall mean the Corporation’s Board of Directors.

B. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

C. Code shall mean the Internal Revenue Code of 1986, as amended.

D. Committee shall mean a committee of one (1) or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporation shall mean LDR Holding Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of LDR Holding Corporation which shall by appropriate action adopt the Plan.

G. Disability shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

K. Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

L. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

M. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

N. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

O. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

Q. Option Grant Program shall mean the option grant program in effect under the Plan.

R. Optionee shall mean any person to whom an option is granted under the Plan.

S. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program or to whom restricted stock units or share rights are awarded under such program.

U. Plan shall mean the Corporation’s 2007 Stock Option/Stock Issuance Plan, as set forth in this document.

V. Plan Administrator shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

W. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that for a leave which exceeds three (3) months, Service shall be deemed, for purposes of determining the period within which any outstanding option held by the Optionee in question may be exercised as an Incentive Option, to cease on the first day immediately following the expiration of such three (3)-month period, unless that Optionee is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

X. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

Y. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

Z. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

AA. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

BB. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).